Exhibit 32.2

Mechanical Technology Incorporated

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Quarterly Report of Mechanical Technology Incorporated (the "Company") on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Cynthia A. Scheuer, Chief Financial Officer of the Company, certify, pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, (18 U.S.C. Sections 1350(a) and (b)), that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

(2)	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 22, 2003

s/Cynthia A. Scheuer __

Cynthia A. Scheuer

Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mechanical Technology Incorporated and will be retained by Mechanical Technology Incorporated and furnished to the Securities and Exchange Commission or its Staff upon request.